UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

Ohr Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	#90-0577933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, 11th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2014, the Company entered into Subscription Agreements with several investors with respect to the registered direct offer and sale by the Company of an aggregate of 1,800,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $10.00 per share in a privately negotiated transaction in which no party is acting as an underwriter. The sale of the Shares is expected to settle on or about April 11, 2014. The net proceeds to the Company are expected to be approximately $16.7 million after deducting estimated offering expenses payable by the Company.

The Company plans to use the approximately $16.7 million net proceeds from this offering for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, manufacturing expenses and potential acquisitions of companies and technologies that complement our business. There are no understandings, agreements or commitments with respect to any potential acquisitions.

The sale and issuance of the Shares is being made pursuant to a prospectus supplement dated April 8, 2014, an accompanying prospectus dated January 31, 2014, and a Rule 462(b) registration statement on Form S-3 (File No. 333-________) dated April 8, 2014, and filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2014, relating to the Company’s existing effective “shelf” registration statement on Form S-3 (File No. 333-193434), which was filed with the Commission on January 17, 2014 and declared effective by the Commission on January 31, 2014.

The Company engaged Chardan Capital Markets, LLC as lead placement agent and Brean Capital, LLC as co-placement agent for the offering pursuant to a Placement Agency Agreement. A copy of the Placement Agency Agreement is filed herewith as Exhibit 10.40 and is incorporated by reference.

A copy of the opinion of Hahn & Hessen LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto. A copy of the form of Subscription Agreement is filed herewith as Exhibit 10.41 and is incorporated herein by reference. The foregoing description of the sale and issuance of the Shares by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 8.01 Other Events

The Company expects to complete enrollment in the OHR-002 wet-AMD study and initiate two randomized, controlled investigator sponsored trials to evaluate Squalamine eye drops for the treatment of diabetic macular edema early in the current quarter. Interim data on the OHR-002 study is expected in the second calendar quarter of 2014, with final data on the study available in the first quarter of calendar 2015.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Hahn & Hessen LLP
10.40	Placement Agency Agreement, dated April 8, 2014, by and among Ohr Pharmaceutical, Inc., Chardan Capital Markets, LLC and Brean Capital, LLC
10.41	Form of Subscription Agreement, dated April 8, 2014, by and among Ohr Pharmaceutical, Inc. and each of the investors
23.1	Consent of Hahn & Hessen LLP (included in the opinion filed as Exhibit 5.1)
99.1	Press release, dated April 8, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2014	OHR PHARMACEUTICAL, INC.

	By:	/s/ Irach Taraporewala,
Dr. Irach Taraporewala, President and CEO